Exhibit 10.16

EQUITY PLEDGE AGREEMENT

This Equity Pledge Agreement (this “Agreement”) is entered into as of August 21, 2013 by and among the following parties:

(1)	Jiubang Computer Technology (Guangzhou) Co., Ltd. (the “WFOE”), a wholly foreign-owned enterprise registered in Guangzhou, the People’s Republic of China (“China”), under the laws of China;

(2)	Guangzhou Sanju Advertising Media Co., Ltd. (“Sanju Advertising”), a domestic company registered in Guangzhou, China, under the laws of China;

(3)	Yuqiang Deng, a citizen of China (PRC ID No.: 441900197603280018);

(4)	Xiangdong Zhang, a citizen of China (PRC ID No.: 61032219770521291X); and

(5)	Yingming Chang, a citizen of China (PRC ID No.: 622425197409031610) (together with Yuqiang Deng, Xiangdong Zhang, the “Shareholders”)

(Each of WFOE, Sanju Advertising and each of the Shareholders, a “Party”, and collectively the “Parties”.)

RECITALS

(A)	WHEREAS, the Shareholders hold 100% equity interest in Sanju Advertising;

(B)	WHEREAS, the WFOE and Sanju Advertising together with its subsidiaries entered into a Master Exclusive Service agreement dated on August 21, 2013 (the “Service Agreement”) ;

(C)	WHEREAS, Sungy Data Ltd. (“Sungy Data”), the WFOE, Sanju Advertising together with its subsidiaries and the Shareholders entered into a business cooperation agreement dated on August 21, 2013 (the “Business Cooperation Agreement”);

(D)	WHEREAS, the WFOE requests the Shareholders to pledge 100% equity interest of Sanju Advertising they own to the WFOE unconditionally and irrevocably, as security for the performance of the obligations by the Shareholders, Sanju Advertising and its subsidiaries under the Principal Agreements, and the Shareholders agree to provide such security;

(E)	WHEREAS, pursuant to the Equity Pledge Agreements entered into by and among Yuqiang Deng, Xiangdong Zhang and the WFOE, Sanju Advertising in 2010 (the “original Equity Pledge Agreements”) and the equity pledge registration documents, Yuqiang Deng, Xiangdong Zhang have pledged all equity interest of Sanju Advertising they own to the WFOE on July 26, 2013.

NOW, THEREFORE, in consideration of the premises and the representations, warranties, covenants and agreements herein contained, and intending to be legally bound hereby, Parties hereby agree as follows:

AGREEMENT

1.	Principal Agreements

All Parties hereto acknowledge and confirm that the Principal Agreements for which the security of pledge is provided hereunder include the Service Agreement, the Business Cooperation Agreement, Exclusive Option Agreement and the agreements to be executed among the Shareholders, Sanju Advertising and/or its subsidiaries and the WFOE from time to time.

2.	The Pledge

Each Shareholder agrees to pledge all of the equity interests of Sanju Advertising that it owns including any interest or dividend paid for such equity interest (the “Pledged Equity”) to the WFOE unconditionally and irrevocably, as a security for the performance of the obligations by the Shareholder, Sanju Advertising and its subsidiaries under the Principal Agreements (the “Pledge”).

2.2	All Parties agree to release the pledge registration filed according to the original Equity Pledge Agreements that Yuqiang Deng, Xiangdong Zhang pledge all of the equity interests of Sanju Advertising they own to the WFOE (registration date is July 26, 2013).

3.	The Scope of Pledge

The Pledge under this Agreement includes all obligations, including without limitation, loan and the interest (if applicable), all service fees payable to the WFOE, all indebtedness, obligations and liabilities of the Shareholders, Sanju Advertising and its subsidiaries under the Principal Agreements (including but not limited to any amounts payable to the relevant person), damages (if any), compensation, any fees for exercising the creditor’s rights and the Pledge and any other related expenses (including but not limited to Attorneys’ fees, arbitration fees, assessment and auction fees for the Pledged Equity). For the avoidance of doubt, the scope of the Pledge shall not be limited by the amount of the Shareholders’ capital contribution.

4.	The Term of Pledge

4.1	The Pledge shall be continuously valid until the Principal Agreements have been fulfilled to the satisfaction of the WFOE or all of the Principal Agreements have expired or been terminated, whichever is the latest.

4.2	During the term of the Pledge, in the event that either the Shareholders, Sanju Advertising or its subsidiaries fail to perform any of their respective obligations in accordance with the Principal Agreements, the WFOE shall have the right to dispose of the Pledged Equity in accordance with the provisions of this Agreement.

4.3	The WOFE shall have the right to collect dividends generated by the Pledged Equity during the term of Pledge.

5.	Registration

5.1	Sanju Advertising shall (1) on the date of execution of this Agreement, record the Pledge in the shareholders’ register of Sanju Advertising and provide the shareholder’s register to the WFOE, and (2) submit an application to the relevant administration for industry and commerce (the “AIC”) for the registration of the Pledge as soon as practicable following the execution of this Agreement and obtain evidencing documents of such registration. The Shareholders and Sanju Advertising shall submit all necessary documents and complete all necessary procedures, as required by the Chinese laws and regulations and the AIC, to ensure that the Pledge shall be registered with the AIC as soon as possible after filing.

5.2	Without limitation to any provision of this Agreement, during the term of the Pledge, the original shareholder’s register of Sanju Advertising shall be in the custody of the WFOE or its designated person.

5.3	With the prior consent of the WFOE, the Shareholders may increase its capital contribution to Sanju Advertising, provided that any capital contribution by the Shareholders to Sanju Advertising shall be subject to this Agreement and any such capital increase shall also constitute the Pledged Equity. Sanju Advertising shall immediately amend the shareholder’s register and register the change to the Pledge with the AIC pursuant to the provisions in this Section 5 within five working days.

6.	The Shareholders’ Representations and Warranties

6.1	The Shareholders are the sole legal owners of the Pledged Equity.

6.2	Except for the Pledged Equity under the original Equity Pledge Agreement to be released, the Shareholders have not placed any security interest or other encumbrance on the Pledged Equity.

6.3	Sanju Advertising is a limited liability company formally established and validly existing under the Chinese laws, which is duly registered with the competent administrative authorities for industry and commerce and has passed the annual inspection. The registered capital of Sanju Advertising is 1 million RMB, and all registered capital has been fully paid.

7.	The Shareholder’s Covenants and Further Assurance

7.1	The Shareholders hereby jointly and severally covenant to the WFOE, that during the term of this Agreement, the Shareholders shall:

7.1.1	without the WFOE’s prior written consent, not transfer the Pledged Equity, establish or permit the existence of any security interest or other encumbrance on the Pledged Equity, or dispose of the Pledged Equity in any other means, except for the performance of the Exclusive Option Agreement;

7.1.2	comply with the provisions of all laws and regulations applicable to the Pledge, and within five (5) working days of receipt of any notice, order or recommendation issued or prepared by relevant competent authorities regarding the Pledge, shall present the aforementioned notice, order or recommendation to the WFOE, and shall comply with the aforementioned notice, order or recommendation or submit claims and representations with respect to the aforementioned matters upon the WFOE’s reasonable request or upon consent of the WFOE;

7.1.3	promptly notify the WFOE of any event or notice received by the Shareholders that may have an impact on WFOE’s rights to the Pledged Equity or any portion thereof or other obligations of the Shareholders arising out of this Agreement.

7.2	The Shareholders agree that the rights acquired by the WFOE in accordance with this Agreement with respect to the Pledge shall not be interrupted or harmed by Sanju Advertising, the Shareholders or any heirs or representatives of Shareholders or any other persons (collectively, “Relevant Persons”) through any legal proceedings. The Shareholders guarantee to the WFOE that all appropriate arrangements have been made and all necessary documents have been signed so that, upon the death, incapacity, bankruptcy, divorce of Shareholders or other circumstances that may affect the exercise of equity interest by the Shareholders, their heirs, guardians, creditors, spouses and other persons who might acquire equity interest or related rights therefore will not affect or hinder the performance of this Agreement.

7.2.1	Without the prior written consent of the WFOE, Relevant Persons shall not in any manner supplement, change or amend the articles of association and bylaws of Sanju Advertising, increase or decrease its registered capital, or change its structure of registered capital in other manners;

7.2.2	Without the prior written consent of the WFOE, Relevant Persons shall not at any time following the date hereof, sell, transfer, mortgage or dispose of in any manner any assets of Sanju Advertising or any of Sanju Advertising’s subsidiaries or legal or beneficial interest in the business or revenues of Sanju Advertising, or allow the encumbrance thereon of any security interest; or

7.2.3	Without the prior written consent of the WFOE, Relevant Persons shall ensure that Sanju Advertising shall not in any manner distribute dividends to its shareholder(s), make assets distributions or conduct capital reduction or initiate liquidation procedures or make any other distributions. Any distributions, including without limitation, the distributed assets or the residual assets in liquidation shall be deemed as part of the Pledge.

7.2.4	Without the prior written consent of the WFOE, Relevant Persons shall not take actions which result in or may result in the decrease of value of Pledged Equity or jeopardize the validity of Pledge under this Agreement. In the event that the value of Pledged Equity decreases significantly to impair the rights of the WFOE, Relevant Persons shall notify the WFOE immediately, provide other assets as security as reasonably requested by and to the satisfaction of the WFOE, and take necessary actions to resolve the foresaid events or reduce their adverse impact.

7.3	To protect or perfect the security interest granted by this Agreement for payment of the Principal Agreements, the Shareholders hereby undertake to execute in good faith and to cause other parties who have interests in the Pledge to execute all certificates, agreements, deeds and/or covenants required by the WFOE. The Shareholders also undertake to perform and to cause other parties who have interests in the Pledge to perform actions required by the WFOE, to facilitate the exercise by the WFOE of its rights and authority granted thereto by this Agreement, and to enter into all relevant documents regarding ownership of the Pledged Equity with the WFOE or designee(s) of Pledgee. The Shareholders undertake to provide the WFOE within a reasonable time with all notices, orders and decisions regarding the Pledge that are required by the WFOE.

7.4	The Shareholders hereby undertake to comply with and perform all guarantees, promises, agreements, representations and conditions under this Agreement. In the event of failure or partial performance of its guarantees, promises, agreements, representations and conditions, the Shareholders shall indemnify the WFOE for all losses resulting therefrom.

8.	Exercise of Pledge

8.1	Each of the following shall constitute an event of default (“Event of Default”) hereunder (and an Event of Default is “continuing” if it has not been remedied or waived):

(i)	any statement, warranty or representation made by the Shareholders, Sanju Advertising or its subsidiaries under this Agreement or any of the Principal Agreements are not true, complete and accurate in any aspect; or the Shareholders, Sanju Advertising or its subsidiaries breach or fail to fulfill any obligation or abide by any covenants and undertakings under this Agreement or any Principal Agreements; or

(ii)	any or more of the obligations of the Shareholders, Sanju Advertising or its subsidiaries under this Agreement or any of the Principal Agreements are deemed as unlawful or void.

8.2	Upon the occurrence and during the continuance of an Event of Default, the WFOE shall have the right to exercise all such rights as a secured party under any applicable Chinese law, including the Guarantee Law of the People’s Republic of China and the Property Law of the People’s Republic of China, as in effect from time to time, including without limitations:

(i)	to sell all or any part of the Pledged Equity at one or more public or private sales upon three (3) days’ written notice to Pledgor, and any such sale or sales may be made for cash, upon credit, or for future delivery; or

(ii)	to execute an agreement with the Shareholders to acquire the Pledged Equity based on its monetary value which shall be determined by referencing the market price of the pledged property.

(iii)	The WFOE has priority to the proceeds obtained by disposition of the Pledged Equity according to the aforesaid means for repayment of fees listed under Section 3 of this Agreement.

8.3	The Shareholders and Sanju Advertising, at the request of the WFOE, should take all lawful and appropriate actions to secure WFOE’s exercise of the Pledge right. For the purpose of the foregoing, the Shareholders and Sanju Advertising should sign all the documents and materials and carry out all measures and take all actions reasonably required by the WFOE.

9.	Assignment

9.1	Sanju Advertising and the Shareholders shall not assign any of their respective rights or obligations under this Agreement to any third party without the prior written consent of the WFOE.

9.2	Sanju Advertising and the Shareholders hereby agree that the WFOE may assign its rights and obligations under this Agreement as the WFOE may decide, at its sole discretion, and such transfer shall only be subject to a written notice sent to Sanju Advertising and the Shareholders.

10.	Entire Agreement and Amendment to Agreement

10.1	This Agreement and all agreements and/or documents mentioned or included explicitly by this Agreement constitute the complete agreement with respect to the subject matter of this Agreement and shall supersede any and all prior oral agreements, contracts, understandings and communications made by Parties with respect to the subject matter of this Agreement.

10.2	Any modification of this Agreement shall be made in a written form and shall only become effective upon the signature by all Parties of the Agreement. Modification agreements and supplemental agreements of this Agreement duly executed by Parties shall be parts of this Agreements and shall have the same legal effect as this Agreement.

11.	Governing Law and Dispute Resolution

11.1	This Agreement shall be construed in accordance with and governed by the laws of China.

11.2	Any dispute arising from or in connection with this Agreement shall be submitted to China International Economic and Trade Arbitration Commission (CIETAC) for arbitration which shall be conducted in accordance with the CIETAC’s arbitration rules in effect at the time of applying for arbitration. The arbitral award is final and binding upon all Parties. The place of arbitration shall be in Beijing.

12.	Effective Date and Term

12.1	This Agreement shall be signed and take effect as of the date first set forth above.

12.2	The term of this Agreement shall remain effective as long as the Pledge exists.

13.	Notices

Notices or other communications required to be given by any party pursuant to this Agreement shall be written in English or Chinese and delivered personally or sent by registered mail or postage prepaid mail or by a recognized courier service or by facsimile transmission to the address of each relevant party as specified by such party from time to time. The date when the notice is deemed to be duly served shall be determined as follows: (a) a notice delivered personally is deemed duly served upon delivery; (b) a notice sent by mail is deemed duly served the tenth (10th) day after the date when the postage prepaid registered airmail was sent out (as is shown on the postmark), or the fourth (4th) day after the delivery date to the courier service company; and (c) a notice sent by facsimile transmission is deemed duly served upon the receipt time as is shown on the transmission confirmation for relevant documents.

14.	Severability

If any provision of this Agreement is judged to be invalid or unenforceable because it is inconsistent with applicable laws, such invalidity or unenforceability shall be only with respect to such laws, and the validity, legality and enforceability of the other provisions hereof shall not be affected.

15.	Counterparts

This Agreement shall be executed in five originals by all Parties, with each Party holding one original. All originals shall have the same legal effect. The Agreement may be executed in one or more counterparts.

16.	Languages

Both Chinese and English versions of this Agreement shall have equal validity. In case of any discrepancy between the English version and the Chinese version, the Chinese version shall prevail.

17.	Others

17.1	The Parties confirm that, this Agreement shall be the extension, supplement, renewal, amendment and/or restatement of the original Equity Pledge Agreement. This Agreement shall govern the rights and obligations of the Parties upon the execution, however, this Agreement will not be retrospective and shall not effect the rights and obligations of the Parties under the original Equity Pledge Agreement before its effective date.

17.2	The Parties shall revise this Agreement upon the advices given by U.S. Securities and Exchange Commission or other administration authorities or any changes of the listing rules or requirements of U.S. Securities and Exchange Commission in relation to this Agreement.

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IN WITNESS WHEREOF, the Parties have duly executed this Agreement on the date appearing at the head hereof.

Jiubang Computer Technology (Guangzhou) Co., Ltd.
Authorized Representative:

Signature:	/s/ Yuqiang Deng
Seal: (Seal)

Guangzhou Sanju Advertising Media Co., Ltd.
Authorized Representative:

Signature:	/s/ Yuqiang Deng
Seal: (Seal)

Yuqiang Deng

Signature:	/s/ Yuqiang Deng

Xiangdong Zhang

Signature:	/s/ Xiangdong Zhang

Yingming Chang

Signature:	/s/ Yingming Chang

[Signature Page to Equity Pledge Agreement]